Exhibit 99.1

ClearSign Combustion Corporation

Announces Third Quarter 2017 Results

SEATTLE, November 9, 2017 – ClearSign Combustion Corporation (NASDAQ: CLIR), an innovative provider of industrial combustion technologies that deliver superior reduction of pollutant emissions while improving operational costs, today announced its results for the third quarter ended September 30, 2017.

“Our optimistic outlook continues to be reinforced by the positive reception and implementation of our Duplex™ Technology amongst core market participants and industry incumbents,” said Steve Pirnat, ClearSign Chairman and CEO. “We believe that our technology provides cost effective solutions for our customers’ environmental and operational needs. We continue to pursue broader industry adoption, both domestically and in emerging markets, particularly China, where the government has expressed its intention to improve air quality,” concluded Mr. Pirnat.

Strategic and operational highlights during and subsequent to the third quarter included:

•	ClearSign Texas Refinery Project Successfully Concludes Operational Testing – Clearsign completed the first installation of its product, The Duplex Plug and Play™, for industrial process heaters at a refinery in Texas.

•	California Regulator Approves Funding for Collaborative Demonstration Project with Major Refiner- Board of the South Coast Air Quality Management District (SCAQMD) unanimously approved funding to demonstrate ClearSign's Duplex products within the Torrance Refinery.

•	Pilot test with large Chinese Heating District – CLIR entered into a Memorandum of Understanding (MOU) with one of China’s largest providers of heating services to run a pilot test. This is Clearsign’s first project outside of the U.S.

•	Received order from a supermajor oil company to qualify Duplex technology – A supermajor oil company is funding a test to determine Duplex’s suitability for a variety of refinery process heaters and conditions. This qualification, if successful, is a precursor to an installation at one its refineries. If successful, Clearsign expects that the Duplex technology will see greater deployment throughout this oil company and potentially other major oil companies in general.

•	Hired industry veteran as new SVP of Business Development – Stephen M. Sock recently joined Clearsign and will replace Andrew Lee, who has previously announced plans to retire this year. Steve brings vast oil and gas experience along with knowledge of the combustion industry from his 25 plus years at Foster Wheeler and other industry related engineering and construction firms.

Revenue and gross profits from our Duplex technology in the third quarter were $0 and $(15,000), respectively, and were attributed to an increase in expected warranty costs. The net loss for the quarter was $2.5 million compared to $3.8 million a year ago, primarily due to a decrease in intellectual property expenses.

Working capital at September 30, 2017 totaled $2.7 million including cash and equivalents of $3.5 million. Shares outstanding at September 30, 2017 total 15,603,853.

Conference Call

A conference call discussing the release of the Company's results for the third quarter ending September 30, 2017 will be held today, November 9, 2017, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. To listen by webcast, use this link: https://www.webcaster4.com/Webcast/Page/987/23414 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10114230. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com

ClearSign Combustion Corporation
Statements of Operations
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Sales	$-	$260,000	$360,000	$260,000
Cost of goods sold	15,000	47,000	266,000	47,000
Gross profit (loss)	(15,000)	213,000	94,000	213,000
Operating expenses:
Research and development	1,330,000	1,226,000	3,644,000	3,767,000
General and administrative	1,131,000	2,840,000	3,569,000	5,342,000
Total operating expenses	2,461,000	4,066,000	7,213,000	9,109,000
Loss from operations	(2,476,000)	(3,853,000)	(7,119,000)	(8,896,000)
Interest income, net	3,000	7,000	32,000	30,000
Net loss	$(2,473,000)	$(3,846,000)	$(7,087,000)	$(8,866,000)
Net Loss per share	$(0.16)	$(0.30)	$(0.46)	$(0.69)

Balance Sheets
(unaudited)

	September 30,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$3,511,000	$1,259,000
Accounts receivable	-	103,000
Contract assets	126,000	-
Prepaid expenses and other assets	575,000	535,000
Total current assets	4,212,000	1,897,000

Fixed assets, net, and other assets	564,000	654,000
Patents and other intangible assets, net	1,836,000	1,735,000

Total Assets	$6,612,000	$4,286,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$863,000	$755,000
Current portion of lease liabilities	157,000	150,000
Accrued compensation and taxes	501,000	669,000
Contract liabilities	-	115,000
Total current liabilities	1,521,000	1,689,000
Long Term Liabilities:
Long term lease liabilities	235,000	353,000
Total liabilities	1,756,000	2,042,000

Stockholders' Equity:

Common stock, $0.0001 par value, 15,606,353 and 12,983,938 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2,000	1,000
Additional paid-in capital	52,272,000	42,574,000
Accumulated deficit	(47,418,000)	(40,331,000)
Total stockholders' equity	4,856,000	2,244,000

Total Liabilities and Stockholders' Equity	$6,612,000	$4,286,000